Exhibit 10.2

Master Contract of the Employment Contract

Name of Party A (Employer):

Name of Party B (Employee):                      ID Certificate No.:

Article 1 This Contract shall be a contract

1. with a fixed term: from                  to                 .

2. with no fixed term: from                 .

3. subject to the completion of certain tasks: from                  to the completion of tasks. The criteria for the completion of tasks shall be                 .

Article 2 (With) without a probation period. The probation period under this Contract shall be                      to                      . The probation period shall be included in the contract term.

Article 3 Party A shall employ Party B to engage in                       work according to the business needs.

Article 4 Party B’s working place shall be                      .

Article 5 Party A shall pay the salary before the          day of each month.

Article 6 Other Matters Agreed by the Parties:

Article 7 Party A and Party B may sign a supplementary agreement as an annex to this Contract according to the actual situation. This Master Contract and the annex (the general terms of this Contract, the supplementary agreement) shall jointly constitute the Employment Contract between Party A and Party B, and have the same legal effect. If there are any inconsistencies between the annexes and this Master Contract, the annexes shall prevail.

Article 8 This Contract and the annexes shall be made in two counterparts with the same legal effect. Party A and Party B shall hold one counterpart respectively. This Contract and the annexes shall become effective after they are stamped by Party A and signed by Party B.

The annexes to this Contract shall include:

1. Annex to the Employment Contract 2.                      3.

Page for Signing:

Before signing this Contract, each of Party A and Party B confirms that it has carefully read all the terms of the Master Contract and the annexes and fully understood the contents of this Contract, and undertakes to strictly abide by the relevant stipulations of this Contract.

Party A (Employer): (seal)	Party B (Employee):(signature)
Legal Representative (main person in charge): (signature)
Date of Signing: (MM) (DD), (YY)
Place of Signing:

Contract No.:	Bar Code:

Part II Annexes to the Master Contract

General Terms of the Employment Contract

According to the Employment Law of the People’s Republic of China, the Employment Contract Law of the People’s Republic of China, the relevant laws and regulations of the State, and the relevant provisions of the Company, Party A and Party B agree to sign this Contract based on the consensus reached through negotiations in the principles of honesty, good faith, equality and voluntariness, and jointly comply with the terms listed in this Contract.

The following terms used in this Contract shall have the following meanings:

1. the Company: refers to Ping An Insurance (Group) Company of China, Ltd., the companies directly or indirectly controlled by Ping An Insurance (Group) Company of China, Ltd. and their branches.

2. the Company’s Regulations: refers to various rules, regulations or measures formulated by the Company in accordance with the law and applicable to Party B; the Company’s Regulations shall be provided for Party B on the Company’s internal electronic network, in writing or by other means, and Party B shall learn about the Company’s Regulations by promptly visiting the Company’s internal electronic network, asking the supervisors, reading the written documents, etc., and comply with the Company’s Regulations.

Chapter 1 Employment Conditions for the Probation Period

Article 1 If Party B falls under any of the following circumstances during the probation period, it shall be deemed not to meet the employment conditions; and Party A may unilaterally terminate this Employment Contract without paying any financial compensation:

1.              provides false information or materials, or commits any deception, concealment or dishonesty;

2.              has the non-competition obligation to the former employer but does not truthfully inform Party A at the time of application or on-boarding (except that Party B has the non-competition obligation but Party A is not competitor with Party B’s former employer);

3.              provides false information in the background investigation or the information provided does not meet Party A’s requirements;

4.              is held criminally responsible in accordance with the law;

5.              has not rescinded or terminated the employment relationship with the former employer in accordance with the law at the time of on-boarding;

6.              maintains any employment or service relationship with any other entity at the same time;

7.              is in unsatisfactory physical conditions which do not meet the job requirements, or has any mental disease or any infectious disease prohibited in the workplace by the laws and regulations of the State;

8.              is deemed unqualified during the probation period according to Party A’s assessment;

9.              for a reason attributable to Party B, fails to provide the materials necessary for Party A to go through the on-boarding, social insurance, employment and other procedures and assist Party A in completing the relevant procedures at the time of on-boarding or within one month from the date when the local government allows the handling of the relevant procedures;

10.       violates Party A’s employment discipline or any regulations or rules;

11.       does not truthfully report the information about the relatives who have been working in the Company at the time of application or on-boarding;

12.       violates the principles of honesty, good faith, public order, good custom, loyalty and diligence;

13.       commits any other act that causes losses to the Company, affects the normal operation and management order of the workplace, or damages the interests of the Company, clients, shareholders or other employees; or

14.       does not meet any other employment condition required by the department employing Party B.

During the probation period, if Party B is absent from work for 10 working days due to personal physical conditions or other factors, it shall be deemed not to meet the employment requirements; the Company may terminate the Employment Contract with Party B or suspend the probation period; and if the probation period is suspended, the probation period shall resume after the employee is back and works normally.

Chapter II Work Contents, Working Place and Labor Protection

Article 2 Party B agrees to follow Party A’s work arrangements, abide by the Company’s Regulations, accept the Company’s performance assessment, and complete the tasks in accordance with the quality and quantity requirements.

Article 3 Party B’s work contents and working place shall be subject to the stipulations of the Master Contract. Party B agrees that Party A may properly adjust Party B’s specific position within the scope of the work contents stipulated in the Contract, and shall have the right to adjust Party B’s working place. Party B shall follow Party A’s adjustments. Party B agrees that Party A shall determine the specific term of a position according to the actual situation of the position and agrees to follow the travel and dispatch arranged by Party A according to the work needs.

Article 4 Both Party A and Party B shall strictly abide by the regulations of the State and the Company on labor safety, labor protection, occupational hazards prevention and other aspects. Party A shall provide Party B with the necessary working conditions and working environment to ensure Party B’s smooth performance of duties.

Chapter III Working Hours, Rest and Vacations

Article 5 Party A shall implement the standard working hour system. Party B agrees that Party A may apply to the relevant authorities for the implementation of the special working hour system for Party B’s position. If approved, the special working hour system shall be implemented.

Article 6 Party A shall arrange Party B’s working hours according to the State regulations and the Company’s Regulations, and Party B shall follow Party A’s arrangement and adjustment of the working hours.

Article 7 Party A shall guarantee Party B’s right to rest and vacation according to the provisions of the State and the Company.

Chapter IV Remuneration and Benefits

Article 8 The Company shall implement a remuneration system with an incentive mechanism, and design a salary structure and level consistent with the characteristics of the employee’s position and rank to provide the employee with appropriate remuneration and benefits, and maximize the comprehensive values of the Company and the employee.

Article 9 Party A shall pay Party B’s salary for last month on the date stipulated in the Master Contract (shifted to the most recent earlier working day if that day is a holiday or a rest day) and via bank transfer without any deduction or arrears without unjustifiable reasons.

Party B’s monthly salary paid by Party A shall be no less than the local minimum salary, and Party B’s remuneration shall have included the compensation for possible overtime.

Article 10 Party B agrees that Party A may adjust Party B’s remuneration structure and level under any of the following circumstances:

1.                         there are changes in laws and regulations of the State;

2.                         Party B’s specific position is adjusted, and Party A shall pay the remuneration according to the remuneration structure and level corresponding to the adjusted position;

3.                         there are changes in the Company’s remuneration system;

4.                         Party B’s remuneration shall be adjusted based on Party B’s performance assessment results according to the Company’s assessment system; or

5.                         Party B’s remuneration shall be adjusted according to the salary reduction stipulations in the Company’s labor discipline and reward and punishment system.

Article 11 Party B shall pay personal income tax in accordance with the tax laws of the State, and Party B agrees that Party A shall withhold and pay the personal income tax payable by Party B.

Chapter V Social Insurance and Benefits

Article 12 Both Party A and Party B shall pay the social insurance premiums in accordance with relevant State and local regulations.

Article 13 Party B shall enjoy various benefits in accordance with Party A’s provisions.

Chapter VI Protection of the Company’s Assets

Article 14 As the Company’s employee, Party B shall, in good faith and in a prudent manner, protect the following tangible assets and intangible assets of or in which the Company has the ownership or other legal rights:

1.                         all kinds of movable properties and immovable properties;

2.                         all client data accumulated by the Company;

3.                         business information, promotion opportunities and business channels obtained or established by the Company by various means;

4.                         software in the Company’s computers and network systems;

5.                         all the information and materials generated through the use of the Company’s computers and network systems;

6.                         inventions, creations and work results produced by Party B due to the performance of its duties or mainly through the use of the Company’s material and technical conditions, business information, etc. (except as otherwise agreed by the Parties);

7.                         works produced by Party B due to the performance of its duties or mainly through the use of the Company’s material and technical conditions, business information, etc., including newspapers, books, pictures, software or software systems, advertisements, reports, business materials, training materials, marketing aids, etc. (except as otherwise agreed by the Parties);

8.                         various rules and regulations and management measures formulated by the Company that are original or different from other enterprises;

9.                         the Company’s trademark rights, name rights, reputation rights, flag, emblem, CI and other marks; and

10.                  the Company’s assets in other forms.

Article 15 In order to protect the Company’s assets, Party B undertakes:

1.                          to reasonably use and protect the Company’s assets in accordance with the law, and not to encroach or illegally possess, use, steal, disclose, arbitrarily transfer or otherwise damage the Company’s assets;

2.                          to comply with the provisions of this Contract and the Company’s Regulations on intellectual property rights, especially business secret protection;

3.                          to comply with the Company’s management regulations and measures for the protection of the safety of network and information assets.

4.                          to complete the work handover according to Party A’s requirements before leaving the Company, including daily work handover, file transfer, business handover, client/transaction counterparty handover and physical item handover;

5.                          The responsibility for the business established, operated and managed during the employment period shall not be interrupted or terminated after leaving the Company; in other words, “employees shall assume the responsibilities all their lives for business risks”; and no matter whether risks arise from Force Majeure, government factors, market fluctuations, personal factors or any other factors, Party B undertakes to cooperate with Party A to resolve the business risks until the risks are completely resolved; and

6.                          if any of the above undertakings is breached, Party B is willing to accept the corresponding punishment decisions made by the Company, and agrees that Party A may report the breaches and the punishment decisions to the regulatory authorities and Party B’s new employer, and hold Party B civilly and criminally responsible.

Chapter VII Protection of the Company’s Human Resources and Business Secrets

Article 16 Employees and agents are the Company’s important human resources. In order to protect the Company’s human resources, Party B undertakes not to solicit the Company’s employees or agents in any way to leave the Company, whether during the performance of the Employment Contract or not.

Article 17 business secrets are the Company’s assets, and their main contents shall include but shall not be limited to the information obtained or known by employees due to work or trust, not known to third parties and subject to the confidentiality measures taken by the Company.

Article 18 In order to protect the Company’s business secrets, Party B undertakes:

1.                          to implement the Company’s business secret protection regulations and fulfill its confidentiality obligations.

2.                          not to disclose the Company’s business secrets to any third party in any way without Party A’s written consent;

3.                          during the term of this Contract and without Party A’s written consent, not to work for or hold any position (including but not limited to a shareholder, partner, director, supervisor, manager, employee, agent and consultant) at any enterprise competing with the Company or provide any assistance, guidance or services competing with the Company; and

4.                          to promptly return the carriers which are used or possessed by it and record the Company’s business secrets when Party A requests or this Contract terminates.

Article 19 Party B shall strictly abide by the principles of loyalty, diligence, honesty and good faith, and protect the Company’s human resources and business secrets. If Party B violates the protection obligation, the Company shall have the right to immediately terminate the Employment Contract without paying the financial compensation, and reserves the right to recover the losses caused to the Company through legal channels.

Chapter VIII Changes in this Employment Contract

Article 20 The relevant contents of this Contract may be changed in writing in accordance with the law and subject to the consents of both Parties.

Chapter IX Termination and Rescission of this Employment Contract

Article 21 Under any of the following circumstances, this Contract shall terminate:

1.              the term of this Employment Contract expires;

2.              Party B retires or reaches the statutory retirement age;

3.              Party B dies or is declared dead or declared missing by the people’s court; or

4.              any other circumstances as stipulated by laws and administrative regulations.

Article 22 Party A and Party B may rescind this Contract after they reach a consensus through negotiations.

Article 23 If Party B rescinds this Contract, it shall notify Party A in writing 30 days in advance. During the probation period, Party B shall notify Party A in writing three days in advance.

Article 24 If Party B falls under any of the following circumstances, Party A may rescind this Contract at any time after notifying Party B:

1.              proved in the probation period not to meet the employment conditions set out in Article 1 of the General Terms of this Employment Contract;

2.              seriously violated the Company’s rules and regulations or labor discipline;

3.              seriously violated the provisions of Chapters VI, VII or XI of this Contract;

4.              committed serious dereliction of duty or committed malpractices, causing significant damage to the Company;

5.              during the existence of the employment relationship, Party B has the employment relationship with any other entity at the same time, which has an impact on the completion of Party A’s work tasks, or Party B refuses to make corrections after Party A’s requiring it to make corrections;

6.              Party B is held criminally responsible in accordance with the law; or

7.              any other circumstances as stipulated by laws and administrative regulations.

Article 25 Under any of the following circumstances, Party A may terminate this Employment Contract, but it shall notify Party B in writing 30 days in advance or pay additional one-month salary as the payment in lieu of notice:

1.                          Party B is unable to work in its previous position or another position arranged by Party A after the expiry of the medical treatment period if Party B is sick or injured not for work-related reasons;

2.                          Party B is incompetent for the job (including but not limited to the circumstances as stipulated in Party A’s performance assessment regulations) and is still incompetent for the job after training or position adjustment;

3.                          the objective situation on which this Employment Contract was based has significantly changed, resulting in the infeasibility to perform this Employment Contract, and no agreement is reached on changing the Employment Contract after Party A and Party B negotiate. Significant changes in the objective situations refer to changes in market conditions, adjustment of Party A’s business strategy, organizational restructuring, etc.

Article 26 If Party B falls under any of the following circumstances, Party A shall not rescind this Contract based on Article 25 of this Contract:

1.                          Party B has not undergone the occupational health check before leaving the position if Party B engages in the work exposed to occupational disease hazards, or Party B is suspected of having an occupational disease and is in the diagnosis or medical observation period;

2.                          Party B suffers from an occupational disease or work-related injury in Party A, and is confirmed to have lost or partially lost the labor capacity;

3.                          Party B is sick or injured not for work-related reasons and in the specified medical treatment period;

4.                          Party B is a female employee during pregnancy, chirdbirth or breast-feeding period;

5.                          Party B has been working in Party A for more than 15 years in a row, and there is less than five years left to the statutory retirement age; or

6.                          any other circumstances as stipulated by laws and administrative regulations.

Article 27 If any of circumstances specified in Article 42 of the Employment Contract Law occurs after this Contract expires, this Employment Contract shall be extended and terminated after the corresponding circumstance disappears. However, if Party B partly or wholly loses the working capacity under any circumstance specified in Article 26.2 of this Contract, the relevant regulations of the State on work-related injury insurance shall apply.

Article 28 When the employment relationship between Party A and Party B is terminated or rescinded, Party B shall go through the physical item handover and work handover procedures, including but not limited to signing for the written notice of rescission/termination of this Contract, signing to confirm the rescission agreement, signing for the proof of rescission/termination of this Contract, returning the Company’s assets, handing over the job responsibilities, settling funds with the Company, transferring the archive and the household registration relationship, and clearing of the annual leave not taken.

Article 29 If Party A intends to renew this Contract with Party B for work needs, it may notify Party B within 30 days before the expiration of this Contract. Upon mutual agreement, the Parties shall promptly go through the renewal procedures.

Chapter X Financial Compensation

Article 30 The calculation method and standard for financial compensation for the termination or rescission of a Employment Contract shall be subject to the regulations of the State.

Article 31 If Party A needs to pay financial compensation, it shall pay when Party B fulfills its obligations under Article 28 of this Contract.

Chapter XI Labor Discipline and Code of Conduct

Article 32 Party B undertakes to actively learn about and strictly abide by the Company’s regulations and labor discipline formulated by the company in accordance with the laws and regulations of the State.

If Party B commits any of the following serious violations of the discipline, Party B agrees that the Company may unilaterally terminate the Employment Contract at any time without paying any financial compensation:

1.              Party B provides false information or false statements or makes false acts in educational background, vacations, attendance, reimbursement and other aspects;

2.              Party B is absent from work cumulatively for three days in a month or absent from work cumulatively for ten or more days in one year (from  January 1 of each year to December 31 of the year);

3.              Party B fights with others or beats colleagues, clients and other people in the workplace;

4.              Party B threatens colleagues, clients or other people with violence/language;

5.              Party B does not obey the management/normal work arrangements or is passively slack in work without justifiable reasons;

6.              Party B delivers or distributes remarks that damage the Company’s image or honor, causing adverse effects;

7.              Party B leaks the Company’s business secrets, causing adverse effects or losses;

8.              Party B sexually harass others;

9.              Party B is held criminally responsible in accordance with the law;

10.       Party B takes drugs or gambles;

11.       Party B steals the properties of the company or other employees/clients;

12.       12 Party B does not truthfully or timely report the information about the relatives working in the Company as required by the Company;

13.       Party B participates in an illegal organization;

14.       14 Party B maintains any employment or service relationship with any other employer at the same time;

15.       Party B commits any serious disciplinary violations defined in the “Employee Handbook” or commits the relevant “red card” violations in the “Red, Yellow and Blue Card Punishment System”;

16.       Party B commits three or more general disciplinary violations in total in a calendar year (from January 1 of each year to December 31 of the year);

17.       Party B goes against the principles of honesty, good faith, public order, good customs, loyalty and diligence; or

18.       other acts that cause adverse consequences or serious losses, affect the Company’s normal operation and management order or harm the interests of the Company, clients, shareholders or other employees.

Article 33 If Party B is listed as an employee subject to non-competition (no matter when signing this Contract or when there is any change in Party B’s position or title or under other circumstances) according to the Company’s relevant regulations, Party B undertakes to sign the Non-competition Agreement with Party A.

Article 34 Party B represents that it has committed no violation of laws, regulations, professional ethics and codes of conduct/standards in the work/practices before on-boarding with Party A or the signing of this Contract, and it meets Party A’s employment requirements. Under any of the above circumstances or if it does not meet the employment requirements, Party B shall give a truthful written explanation to Party A before on-boarding with Party A or the signing of this Contract. Party B understands and undertakes that if it fails to truthfully explain as required above, this shall constitute a serious violation of Party A’s labor discipline/code of conduct, and Party A shall have the right to immediately terminate this Employment Contract. If damage is caused to Party A, Party A reserves the right to hold Party B civilly responsible.

Article 35 Party B shall accurately write down the residential address, contact information, e-mail and other information. If the relevant information changes, Party B shall update it in the personnel system within three working days. If Party B’s information is inaccurate or not updated in time, Party B shall bear the adverse consequences.

Party B agrees to authorize Party A to conduct background/qualification investigation so as to ensure the personal information/data provided by Party B is true and valid, and agrees that Party A may use the information related to Party B’s ID card. If Party A requests Party B to assist in the investigation, Party B agrees to assist. Party B confirms that if it leaves the company for whatever reason, it agrees to authorize Party A to provide relevant information to the recruiter or new employer after its leaving; and Party A does not need to inform Party B when engaging in the above activities.

Party B agrees that Party A shall send the relevant documents (including but not limited to the Notice of Termination/Rescission of the Employment Contract and the Proof of Termination/Rescission of the Employment Contract) to Party B’s contact address.

Party A’s e-mail or online information shall be deemed as received by Party B at the time of sending. Party A’s letter shall be deemed as received by Party B on the date of delivery by the logistics company. If Party B causes the letter not to be actually signed (including but not limited to incorrect/no longer valid contact address provided by Party B, and Party B’s refuses to sign for the letter), the third day from the date of mailing shall be deemed as the date of receipt.

Chapter XII Liabilities for Breach of Contract

Article 36 If Party B leaves the Company without submitting a written notice of rescission of this Employment Contract to Party A 30 days or three days (in the probation period) in advance in accordance with the law, Party B shall be liable for compensation for the economic losses caused to Party A.

Article 37 If Party B violates the Company’s rules and regulations or commits dereliction of duty during the existence of the employment relationship and thereby causes losses to Party A, Party A shall have the right to take one or more of the following measures:

1.              adjust Party B’s job position, title or rank;

2.              rescind this Employment Contract; and

3.              require Party B to pay damages (the specific amount of damages and the method of calculation of the losses shall be subject to the Company’s regulations).

Party A may deduct the compensation directly from Party B’s salary (the monthly deduction shall not exceed 20% of the monthly salary and the remaining salary after deduction shall not be lower than the local monthly minimum salary, unless otherwise specified by the local authorities or Party B has applied for resignation).

Article 38 If Party B is found to owe money to Party A or have other unsettled issues, it agrees that Party A may deduct the relevant amount from Party B’s salary and financial compensation and other benefits for Party B’s leaving the Company; and if Party B’s salary and financial compensation or benefits are insufficient, Party B shall pay the difference to Party A before leaving the Company.

Party B’s liability for damages to Party A shall be determined according to the degree of fault: if the loss is intentionally caused, Party B shall bear the full liability for compensation; if the loss is caused by negligence, the damage to be borne by Party B shall be determined according to the degree of its negligence.

Article 39 If the Company provides professional technical training for Party B, Party B shall serve Party A for a certain period (the specific period shall be subject to the stipulation in the training service agreement). If Party B leaves before the expiry of the service period, Party B shall pay Party A the liquidated damages equivalent to the training expenses that shall be shared for the remaining service period.

Article 40 If Party A signs a Competition Restriction Agreement with Party B due to business needs, Party B shall abide by the provisions of the Competition Restriction Agreement. If Party B violates the Competition Restriction Agreement, Party B shall pay Party A the liquidated damages, which amount shall be subject to the provisions of the Competition Restriction Agreement.

Chapter XIII Dispute Settlement

Article 41 If a dispute arises from the performance of this Contract, Party A and Party B shall settle the dispute through friendly negotiation; if the negotiation fails, they may apply to the competent labor dispute arbitration commission in writing for arbitration. If either Party is dissatisfied with the arbitral award, it may bring a lawsuit with the people’s court.

Chapter XIV Miscellaneous Terms

Article 43 If there are matters not covered in this Contract or this Contract is in conflict with the relevant laws and regulations of the State, the relevant matters shall be dealt with in accordance with the current relevant laws and regulations of the State.

Benefit Protection Agreement

In order to further improve the employee benefit system, Party A has formulated the “Comprehensive Employee Protection Plan” (hereinafter referred to as the “Plan”), and the following matters are agreed as below:

Article 1 In view of the employment or service relationship established between Party A and Party B, Party B may voluntarily decide whether to participate in the Plan.

Article 2 “Comprehensive Insurance Contract for Ping An Employees as a Group” (hereinafter referred to as the “Insurance Contract”) is an integral part of the “Plan”.

Article 3 The signing by Party B shall be deemed as Party B’s agreeing to the following: Party A, as the insurance applicant, enters into an “Insurance Contract” in which Party B is the insured, and the insurance premium shall be paid by Party A to the insurer; in the event of an insurance accident, Party B shall entrust Party A as the agent to handle the relevant payout procedures.

Article 4 In the insurance period stipulated in the Insurance Contract, if Party B has an accident that meets the payout conditions as stipulated in the insurance clause, Party A will not pay Party B or its legal heirs any sums in addition to the compensation received through the Plan and the sums as required by laws and regulations.

Article 5 From the date of termination or rescission of the Employment Contract or service contract to which this Supplementary Agreement is annexed, Party B shall no longer enjoy the various benefits in the Insurance Contract.

Article 6 Pursuant to the requirements of the State’s fiscal and tax regulations, the premiums incurred in participating in the Plan and the income of Party B’s current month shall be consolidated in the payment of personal income tax, and Party A shall perform the withholding and payment obligations.

Article 7 Party B voluntarily authorizes Ping An Group and relevant professional institutions to obtain information and data about its comprehensive benefit protection, annuity, etc., for the purpose of providing inquiries and handling procedures related to Party B’s comprehensive benefit protection and annuity.

Article 8 If the previously signed agreement is inconsistent with this Agreement, this Agreement shall prevail.

Business Secret Protection Agreement

Whereas:

There is employment, service or other engagement relationship between Party A and Party B. and Party B has the obligation to protect Party A’s business secrets according to law;

Party A and Party B reach the following agreement on Party B’s keeping confidential Party A’s business secrets after equal consultation according to the Employment Law of the People’s Republic of China, the Employment Contract Law of the People’s Republic of China, the Company Law of the People’s Republic of China, the Certain Provisions of the State Administration for Industry and Commerce on Prohibitions of Infringement of Business Secrets, and other relevant laws and regulations:

Article 1 General Provisions

1.              Party A and Party B hereby enter into this Agreement in order to protect Party A’s legally owned business secrets and safeguard Party A’s normal business activities and legitimate rights and interests, so as to realize the common fundamental interests of Party B and Party A.

2.              The Parties shall mutually protect each other’s rights and interests in accordance with the principles of good faith and fairness and perform this Agreement in accordance with the above principles.

3.              This Agreement shall be governed and protected by the Chinese laws and shall be legally binding.

Article 2 Scope of Confidentiality

1.              Party A’s business secrets, including but not limited to the Company’s technical information, business information, personnel information, etc. obtained, learned about or exchanged due to work or trust and not known to third parties.

2.              business secrets shall not only include the secret information belonging to Party A, but also include the secret information that is not owned by Party A or can be possessed, used by Party A or can generate proceeds to Party A, but is owned by a third party.

3.              business secrets may exist in the physical, chemical, biological and other carriers (including but not limited to documents, materials, charts, notes, reports, letters, faxes, tapes, disks, CDs, instruments, models, verbal, electronic or online information).

4.              Business secrets shall include but shall not be limited to the following types:

(1)         minutes, resolutions and relevant documents of or about the meetings of Party A’s shareholders, board of directors, board of supervisors, managers and other important meetings;

(2)         major analysis, research, reform, consulting report or programs on Party A’s business development;

(3)         Party A’s operation, asset, financial data, information and reports;

(4)         Party A’s products and business development documents;

(5)         software, procedures and flow charts, logic diagrams, requirement documents and other supporting materials;

(6)         major projects, major contracts, and major litigation materials;

(7)         ISO standardized procedure documents, related quality records, inspection records;

(8)         business management systems, operational practices, processes, standards, know-hows, etc.;

(9)         major administrative, personnel, and financial management regulations;

(10)  important training materials;

(11)  client materials; and

(12)  other information that is of economic interests for Party A and is not known to the public.

Article 3  Confidentiality Term

1.              Party B’s confidentiality obligation shall begin on the date on which Party B signs the Employment Contract with Party A or begin on the first day of employment by Party A (i.e. the starting date for the establishment of the actual employment relationship between Party A and Party B).

2.              Party B shall still fulfill the confidentiality obligation even if the employment relationship between Party A and Party B is terminated (including but not limited to the expiry of the Employment Contract, the termination of the Employment Contract based on the consensus reached by both parties, and the unilateral termination of the Employment Contract by Party B or Party A).

3.              Party B shall not use any of the following reasons as a defense for not fulfilling the obligation of confidentiality:

(1)         Party B has been working at Party A but the parties have not signed a written Employment Contract;

(2)         Party A has not paid the remuneration to Party B;

(3)         Party B is still in the probation period agreed in the Employment Contract;

(4)         the Employment Contract has terminated;

4. Party B shall perform confidentiality obligations not only during working hours, but also during non-working hours, regardless of whether it is in Party A’s business or office premises.

Article 4       Party B’s Obligations

1.              Party B undertakes: During the confidentiality term, Party B will strictly keep confidential Party A’s business secrets in accordance with the principle of honesty and good faith so as to fully protect the interests of Party A.

2.              Party B undertakes: During the confidentiality term, Party B will strictly abide by any written and oral confidentiality rules, stipulations and regulations of Party A (hereinafter referred to as “confidentiality rules”), or act in accordance with Party A’s customary confidentiality practices to effectively perform confidentiality obligations.

If certain issues are not covered by Party A’s “confidentiality rules” or the confidentiality rules are vague, Party B shall take all necessary and reasonable measures to the extent possible to prudently, honestly and in good faith keep confidential the business secrets set out in this Agreement and the information which is of certain economic value to the Company in the eyes of the ordinary people with normal intelligence level but not listed in this Contract.

3.              Party B undertakes that Party B shall not disclose Party A’s any secret information in any way (including but not limited to notification, publication, posting, publication, transmission, transfer, etc.) to any specific or non-specific third party (including other employees who shall not be aware of the business secrets in accordance with Party A’s “confidentiality regulations”) without the consent of the authorizing persons (hereinafter referred to as “authorizing persons”) expressly provided for in the “Confidentiality Regulations” of Party A, unless necessary for the performance of duties.

4.              Party B undertakes: Without authorization or consent, Party B shall not use personal computer devices or personal mailbox to handle the Company’s business, and shall not copy, take screenshots of, take photos of, or send out the Company’s information or data.

5.              Party B represents that without the legal authorization by the relevant third party, Party B shall not use or infringe any third party’s any secret information and shall not carry out any acts that may infringe on other intellectual property rights of third parties when engaging in acts that may cause Party A to bear legal consequences to Party B (including but not limited to performance of duties).

If Party B violates any of the above undertakings so that Party A is accused by a third party or other interested parties, Party B shall reimburse Party A for all expenses incurred by Party A (including but not limited to compensation, legal fees, arbitration fees, attorney’s fees, transport fees and accommodation expenses). The above fees may be deducted directly from Party B’s remuneration.

6.              Party B undertakes that during employment by Party A and without the consent of Party A’s Authorizing Persons, Party B shall not work or hold any position (including but not limited to a shareholder, partner, director, supervisor, manager, employee, agent, consultant, etc.) in any enterprise engaged in similar business to the Company’s (including but not limited to insurance, securities, trust, banking) or any other enterprise competing with the Company, or provide any assistance, guidance or services competing with the Company.

7.              Party B undertakes that the intellectual property rights to any and all information of economic value (including but not limited to inventions, creations, works, computer software, etc.) generated by Party B during employment by Party A and mainly using Party A’s material and technical conditions shall be vested in Party A. Party B shall fulfill the corresponding confidentiality obligations and as requested by Party A, provide all necessary information and take all necessary actions, including, without limitation, assistance in going through application, registration and recording, to assist Party A to acquire and exercise relevant intellectual property.

The rights to the inventions, creations, works, computer software, etc. generated by Party B within one year after the termination of the employment relationship and in connection with Party B’s work undertaken at Party A or the tasks assigned by Party A shall be vested in Party A; and Party B shall perform confidentiality obligations.

8.              Party B undertakes: if Party B claims the intellectual property rights to any and all information of economic value (including but not limited to inventions, creations, works, computer software, etc.) generated by Party B during employment by Party A and mainly using Party A’s material and technical conditions, it shall promptly declares this to Party A. If Party A verifies that it is indeed not a hired work result, Party B shall enjoy the intellectual property rights, but Party B shall still perform the duty of confidentiality until it is verified. Except as required by law, if Party B does not declare that it enjoys the intellectual property rights, the work results shall be presumed as hired work results, Party A shall have the corresponding rights, and Party B shall strictly perform the duty of confidentiality.

If Party B has intellectual property rights to certain information, Party A and Party B agree that under the same conditions, Party A has the right to use it preferentially than any third party.

9.              Party B undertakes to promptly return the carriers which are used and possessed by it and record the Company’s business secrets when Party A’s authorizing persons request or Party A and Party B terminate the employment relationship.

If the carrier is self-provided by Party B and the information can be deleted and copied from the carrier, the information can be copied to all the carriers of Party A, and the secret information on the original carrier shall be eliminated, and Party B does not need to return the carrier.

If the carrier is self-provided by Party B but the information cannot be removed and copied from the carrier, Party B shall be deemed to have agreed to transfer the ownership of the carrier to Party A. Party A shall, at its discretion, give compensation equal to the value of the carrier itself at a fair price.

10.       Party B undertakes: When Party B discovers that Party A’s business secrets are likely to be leaked or may have leaked, Party B shall be obliged to promptly inform Party A of the above situation and take active measures to prevent leakage or further leakage. .

11.       Party B undertakes that Party B will not in any way induce any other employee who knows Party A’s business secrets to leave the Company during the employment relationship and after the termination of the Employment Contract between the two parties.

12.       If Party B discloses Party A’s business secrets in order to fulfill the requirements or orders of the judicial or government departments, it shall not be deemed to be in breach of this Contract; however, in this case, Party B shall promptly notify Party A in writing and Party B shall provide only the part of the confidential information required to be disclosed.

Article 5       Party A’s Obligations

1.              Party A shall establish a confidentiality system and take corresponding confidentiality measures for business secrets to protect Party A’s business secrets. Confidentiality measures shall include but shall not be limited to:

(1)         Signing a business secret protection contract (including employee confidentiality contract) with relevant personnel who know or may know the business secrets;

(2)         Taking reasonable control measures for the storage, use, transfer, and other handling of business secrets.

2.              Party A shall expressly identify the business secrets it owns, including but not limited to:

(1)             stamped with the confidentiality mark;

(2)             If the confidentiality mark cannot be stamped, it shall be confirmed by a special company document and the relevant person who has the duty of confidentiality shall be informed of the document;

(3)             verbal or written confirmation from an authorizing person.

Article 6  Liabilities for Breach

1.              If Party B is in violation of the confidentiality obligations stipulated in this Agreement, it shall compensate Party A for all direct and indirect losses in accordance with the following calculation method:

(1)         All direct and indirect losses suffered by Party A (including but not limited to actual profit and expected profit reduction, legal fees, attorney’s fees, investigation fees, accommodation fees, transportation expenses, reputation loss, loss of business reputation, etc.)

(2)         All proceeds obtained by Party B and its joint infringers through violation of the agreement or infringement.

2.              If Party B violates the stipulations of this agreement and there is still a employment relationship between the two parties, Party A shall have the right to immediately terminate the employment relationship with Party B. In addition to the liability for breach of contract as stipulated in this Agreement, Party B shall also bear the responsibility for violation of the Employment Contract caused thereby.

(3)         If Party B violates this Agreement, Party A may also take all necessary measures such as adjusting Party B’s position, title, and directly deducting various liquidated damages and compensation payments from Party B’s remuneration.

Article 7  Supplementary Provisions

1.              Each of Party A and Party B confirms:

(1)             It has carefully read this Agreement and fully understood the legal meaning of the terms and conditions herein before signing this Agreement.

(2)             The rules and regulations on the protection of business secrets formulated by Party A in accordance with the law may be used to supplement or interpret this Agreement.

(3)             There is no fraud or coercion in the content of this Agreement and in signing this Agreement.

2.              Should there be any inconsistency between this Agreement and any previous oral or written agreements between the two parties, this Agreement shall prevail.

3.              The Parties may sign a written supplementary agreement on the issues not covered herein to supplement or modify this Agreement, and the supplementary agreement shall have the same legal effect as this Agreement.

4.              If Party B has been working at Party A before the date of signing this agreement, this Agreement shall be retrospectively effective to the first date on which Party B begins to work at Party A.

Agreement for Non-competition and Protection of Intellectual Property Rights

In accordance with the Law of the People’s Republic of China on Employment Contracts, the Anti-Unfair Competition Law of the People’s Republic of China, pertinent laws, regulations and rules, national relevant judicial interpretation and relevant rules of the Company, Party A and Party B agree to enter into this Agreement and jointly comply with the terms hereof, based on the principle of good faith, equality, voluntariness and mutual agreement.

This Agreement is a supplement to the Employment Contract between Party A and Party B and has the same legal force as the Employment Contract. The following terms used herein have the following meanings:

1.              Company: Ping An Insurance (Group) Company of China, Ltd., companies directly or indirectly controlled by Ping An Insurance (Group) Company of China, Ltd., and its branches.

2.              Employer: Ping An Insurance (Group) Company of China, Ltd., or any of the companies directly or indirectly controlled by Ping An Insurance (Group) Company of China, Ltd., or any of its branches, for which Party B works.

I. Scope, Geographical Area and Period of Non-competition

1.              Party B confirms that and agrees to comply with the following obligations:

(1)         No assistance to competitors of the Employer: During the period of employment and the non-competition period, Party B shall not be employed by any organization or individual that has businesses identical or similar to those of the Employer or is in competition with the Employer, regardless of the full-time or part-time position of Party B at the organization; or under the name of Party B or other persons, individually or jointly carry out any business directly or indirectly competing with that of the Employer, or owns equity interest in such enterprise, or provides consulting and other assistance to such company.

(2)         No solicitation of customers of the Employer and its related parties: Party B confirms and agrees that after resignation, it will not solicit or contact, directly or indirectly through any other business or personnel, any customer and potential customer who receive or require proposals or quotations from the Employer, in relation to businesses of the Employer in respect of which Party B have in-depth knowledge, close involvement or exposure during the period of employment of Party B with Party A, and any of their related companies and individuals.

(3)         No employment of employees of the Employer or inducement for their separation from the Employer: Party B confirms and agrees that during and after the period of employment, it will not, for any reason, directly or indirectly employ or cause to be employed by any competitor of the Employer, any employee of the Employer, in its own name or on behalf of any other company, enterprise or economic organization, by any means (including but not limited to encouragement, enticement, inducement, persuasion, offering advice or information), or assist or encourage any employee of the Employer to separate from the Employer.

2.              “Being in competition with” means being in competition with existing projects and businesses of the Employer during/after the period of employment of Party B; organizations in competition with the Employer include individuals, enterprises and other organizations that are being or about to be in direct or indirect competition with businesses of the Employer and its related enterprises.

3.              Competitors of the Employer means other individuals, enterprises or other operating organizations that produce or deal in products similar and engage in businesses similar to those of the Employer, in competition with the Employer, including but not limited to operation, control of or holding shares in:

(1)         organizations or individuals engaged in financial Internet, Internet finance and other businesses, such as Tencent, Alibaba, Baidu, and their related organizations and individuals;

(2)         organizations or individuals whose business scope include search, portal website, C2C business, IT, communications and other businesses, such as Google, Baifubao (百付宝), and their related organizations and individuals;

(3)         organizations or individuals with third-party payment business licenses, such as Baifubao, Allinpay, and their related organizations and individuals.

Party A has the right to adjust the specific matters which are subject to non-competition provisions according to the actual conditions, and Party B agrees that Party A may, orally or in writing, notify Party B of the adjusted matters during the period of employment or upon separation. Any competitor who is in competition with the Employer but has not been recorded in the list is subject to the limitations.

4.              Geographical area of non-competition for Party B: Worldwide.

5.              Party B agrees to the non-competition, and agrees that Party A may, as required, determine the specific non-competition period for Party B upon the severance/termination of the employment relation. Party A will notify Party B of the non-competition matters upon separation of Party B; In the absence of notice from Party A, the non-competition period shall be nil month, and Party A is not be required to pay any compensation for non-competition. Party B agrees that Party A may notify matters in relation to non-competition, in writing or through email, telephone, WeChat, SMS and otherwise.

II. Disclosure and Reporting Obligations of Party B

1.              During the non-competition period, Party B agrees to fully and truly disclose to Party A in advance, the information of the new company for which it intends to work, that it intends to participate in operating or to which it intends to provide services, and shall not work for, hold shares in, participate in the operation of or otherwise provide service to the company until Party A confirms that the company is not in competition with Party A.

If Party B fails to perform the above disclosure obligations or the disclosure is incomplete and untrue, Party A has the right to investigate and verify the relevant information, or engage a third party to do so, at the expense of Party B.

2.             During the non-competition period, Party B shall have the obligation to report to Party A in writing on its employment, prior to the fifteenth day of the third month of each quarter. The written report of Party B shall at least include the name, address, business scope and contact information of the employer of Party B, the department at which Party B works, the name and contact information of its superior; if Party B is unemployed, Party B is required to provide a copy of the certificate of unemployment and the name, address and contact information of the organization issuing such certificate. In addition, Party B has the obligation to report on other information in relation to non-competition.

If Party B delays to report on its employment or other information in relation to non-competition and such delay is less than 2 months, Party A has the right to delay the payment of compensation until Party B makes such report; if such delay exceeds 3 months, Party A has the right to hold Party B liable for the breach in accordance with Article 5.2.

Party B shall inform the new employer of the fact that it is subject to the non-competition.

3.              During and after the period of employment of Party B with the Company, other obligations of Party B include but are not limited to: refraining from disclosing, using, causing others to obtain or use trade secrets of the Company; or publicizing or spreading messages or reports that are adverse to the Company. The obligations of Party B to keep confidential, trade secrets of the Company are not subject to time limitation on the non-competition, and shall be valid until such information becomes public information, and Party A is not required to pay any confidentiality fee or other fees for the confidentiality obligations of Party B.

III. Financial Compensation for Non-competition

1.              During the period of employment with the Company, Party B shall perform the non-competition obligations, while Party A is not be required to pay Party B financial compensation.

2.              After separation from the Company, during the non-competition period confirmed by Party A, Party B agrees that Party A will, each month, pay the non-competition compensation which is equal to 50% (or such percentage as required by national laws and regulations or local regulations in the place where the contract is performed, whichever is higher) of the average salary actually paid over 12 months prior to its separation from the Company and calculated on an annual basis.

3.              Party A shall, prior to the 15th day of each month, pay the compensation on a monthly basis, through bank remittance to the salary account which was used by Party B to receive salary from Party A. If the beneficiary’s account is changed upon and after the separation of Party B, Party B shall notify Party A in writing, within five working days following the change; otherwise Party B is liable for all losses and any consequence arising out of the delay in notification or false notice by Party B. If Party B fails to perform the notification obligation or give false notice, causing the failure of Party A to pay the compensation as agreed, Party A is not deemed to be in breach, and Party B shall perform the non-competition obligations as agreed.

4.              If the compensation for non-competition obtained by Party B based on this Agreement is subject to tax by law, Party A may withhold and pay the individual income tax in payment of the compensation.

IV. Termination of the Non-Competition Obligations

The non-competition obligations terminate if

1.              Party A terminates the non-competition obligations as required;

2.              important trade secrets of Party A obtained by Party B have been legally published, which has been notified by Party B to Party A, provided that Party B shall, in advance, provide Party A with information in respect of which the important trade secrets have been legally published, for confirmation by Party A;

3.              other circumstances of termination specified by laws and regulations.

V. Liability for Breach of the Non-competition Obligations

1.              If the delay by Party A in payment of compensation falling due exceeds three months without justifiable reasons, Party B has the right to request the termination of the non-competition provisions.

2.              If Party B fails to perform its non-competition obligations as required, it shall pay to Party A, damages for breach which shall be 3 times the annual income obtained by Party B prior to its separation. If the damages for breach fail to cover the financial losses incurred by Party A, Party B shall make up the balance. The assumption by Party B of the liability for breach will not preclude Party A from holding Party B and relevant organizations liable for the infringement, in accordance with the Anti-Unfair Competition Law of the People’s Republic of China and other relevant laws and regulations.

3.              Upon payment of damages for breach to Party A due to violation of the non-competition provisions by Party B, Party A has the right to require Party B to continue to perform the non-competition obligations.

4.              Party B agrees that if Party B joins (including but not limited to working for, holding shares in, participating in the operation of or otherwise providing service to) the competitors of the Employer after separation from Party A, Party B ceases to be entitled to unexercised options and relevant interests, in accordance with the equity incentive agreement between the parties.

VI. No Unfair Competition

Party B undertakes that during and after the period of employment of Party B with Party A, it shall not, by itself or through a related party:

1.              directly or indirectly, in its own name or on behalf of any other company, enterprise or economic organization: employ, entice, induce or persuade away from Party A, or attempt to employ, entice, induce or persuade away from Party A, any employee of Party A, or cause any employee of Party A to be employed by any competitor of the Employer, for any reason; or assist or encourage any employee of Party A to separate from Party A by any means (including but not limited to offering suggestions or information); suggest or advise any other company, enterprise or economic organization to employ, entice, induce or persuade away from Party A, or attempt to employ, entice, induce or persuade away from Party A, any employee of Party A by any means (including but not limited to offering suggestions or information).

2.              directly or indirectly through any other business or personnel, for the purposes of competing with or intervening in businesses of Party A, solicit or contact:

(1)                     any customer of Party A who has been known or contacted by Party B during the period of employment of Party B with Party A;

(2)                     any potential customer of Party A who has been known or contacted by Party B during the period of employment of Party B with Party A;

(3)                     any related company of any of the customers or potential customers;

(4)                     any individual in relation to the position of Party B at the Employer.

3.              use any name which is confusingly similar to that of Party A or any other name used by Party A for operations, or use such name for establishing or otherwise creating any enterprise entity, organization or domain name.

Party B shall compensate Party A for all direct or indirect losses incurred by Party A arising out of the breach by Party B of this article (including but not limited to the reduction in actual profits and expected earnings, and litigation cost, attorney fee, investigation fee, loss of reputation and business integrity).

VII. Protection of Intellectual Property Rights

Party B undertakes that during the period of employment with Party A and within 1 year following the separation, there shall be vested in Party A, the ownership of ideas, designs, marks, discoveries, inventions or program improvements and other intangible intellectual property rights proposed, created, developed, discovered or invented, and completed, independently or jointly with other persons, by Party B, in relation to its position at Party A, the businesses of Party A in which it gets involved, or work or tasks which are assigned by Party A to it (hereinafter referred to as “intellectual property rights”), and Party B shall disclose and transfer to Party A, such intellectual property rights, together with design, drawings, work papers, electronic documents or electronic works and other materials in relation to ownership and/or use of the intellectual property rights.

Party B has represented that it will waive all statutory rights to apply for patents, the trademark right, any right to transfer inventions or technical products, and the right to claim or challenge the ownership of any work made for hire.

During the period of employment of Party B with Party A, Party B confirms that the remuneration paid by Party A to Party B is adequate for the efforts made for the aforesaid intellectual property rights. Party A is not required to pay any other costs to Party B.

VIII. Supplementary Provisions

1.              Party A and Party B confirm that:

(1)                     prior to signature of this Agreement, it has carefully read the contents of this Agreement, and understood the legal implications of each provision hereof;

(2)                     there is no false information in this Agreement, and it is not forced to sign this Agreement.

2.              The parties hereby confirm that if written notice is required by this Agreement, notice shall be sent by personal delivery or mail, to OneConnect Human Resources Team, Shanghai Ping An Building, No.206 Kaibin Road, Shanghai, in the case of Party A, and to the address indicated by Party B in the Employee Resume, in the case of Party B. Prior to giving written notice of a new mailing address to the other party, delivery of notice to the aforesaid mailing address shall be deemed to be a valid delivery.

3.              Party A and Party B may otherwise execute a supplementary agreement to supplement or amend this Agreement. The supplementary agreement has the same legal force as this Agreement.

4.              Any dispute between Party A and Party B arising out of this Agreement shall be settled through negotiation between the parties. If the parties fail to reach an agreement, either party may apply for arbitration to the local labor dispute arbitration committee in the place where Party A is located.

5.              This Agreement is executed in duplicate, and Party A and Party B shall each keep one copy, each of which has the same legal force.